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                                                                   EXHIBIT 23.2



                                    LAW OFFICES OF

                                   C. TIMOTHY SMOOT
                                      Suite 174
                               23505 Crenshaw Boulevard
                           Torrance, California  90505-5221

    Telephone: 310/530-3366                         Telecopier: 310/530-2211
                                                     E-mail: smoot@earthlink.net


                                  CONSENT OF COUNSEL



Material Technologies, Inc.
East Tower, Suite 705
11835 W. Olympic Blvd.
Los Angeles, CA  90064




    C. Timothy Smoot, Esq., hereby consents (1) to the use of his opinion dated March 14, 1997, relating to Material Technologies, Inc., a Delaware corporation, filing an S-1 Registration Statement with the Securities and Exchange Commission for distribution of 369,172 shares of Class A Common Stock of Material Technologies, Inc., ("Matech") and (2) to the reference to the Law Offices of C. Timothy Smoot under "Legal Matters" in the Registration Statement on Form S-1 and Amendments thereto relating to registering such shares under the Securities Act of 1933.

Torrance, California                                  C. Timothy Smoot
April 28, 1997                                   C. Timothy Smoot, Attorney